EXHIBIT 99

CONTACT:  Jonathan B. Weis                  FOR IMMEDIATE RELEASE
          Director of Corporate Communications
          Entertainment Properties Trust
          (816) 472-1700

          Joe Keenan, Sturges + Word
          (816) 221-7500


                            ENTERTAINMENT PROPERTIES TRUST ANNOUNCES
                        FFO OF $.46 (CENTS) FOR SECOND QUARTER RESULTS

             KANSAS CITY, Mo. (July 14, 1998)   Entertainment Properties
         Trust (EPR:NYSE), a Real Estate Investment Trust (REIT) that owns entertainment-related properties, reported today total income (rental income and interest income) of $15.3 million for the first and second quarters ended June 30, 1998.

         The company's funds from operations (FFO) for the same period were $12.3 million, which represents $.89 per share, consisting of $.42 per share for the first quarter and $.46 for the second quarter.

         The company also reported net income during that same period of $9.3 million, which represents net income of $.67 per share.

         "We're happy to report, once again, strong performance relative to consensus estimates and we look forward to an equally productive second half of 1998," said President Robert L. "Chip" Harris.

                                       -more-
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EPR Earnings Page 2

Entertainment Properties Trust is a Real Estate Investment Trust whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR.

INCOME STATEMENT SUMMARY                      3 MONTHS  3 MONTHS  6 MONTHS
   (IN MILLIONS EXCEPT FOR                    ENDED     ENDED       ENDED
         PER SHARE DATA)                      3/31/98   6/30/98   6/30/98

Rental and interest income                    6.61      8.69       15.30
  Rental and interest income per share        0.48      0.63        1.10

Net Income                                    4.58      4.68        9.26
  Net Income per share                        0.33      0.34        0.67

Funds from Operations                         5.87      6.42       12.29
  FFO per share                               0.42      0.46        0.89

BALANCE SHEET SUMMARY                                             6/30/98
                                                                $ MILLIONS

Real Estate Net                                                    363.3
Cash and Equivalents                                                17.3
Other Assets                                                         5.0
  Total Assets                                                     385.6

Current Liabilities                                                  9.8
Long Term Debt                                                     126.3
Shareholders Equity                                                249.5
  Total Liabilities and Shareholders Equity                        385.6

Other than historical information, this press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and identified by words such as "continue," "believe," "may," "hope," "anticipate," "goal," "forecast" or comparable terms. The Company's actual financial condition, results of operations or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties, including the Company's initial dependence on a single tenant and lease guarantor for its revenues and ability to make distributions, potential conflicts of interest, competition from other entities providing capital to the entertainment industry, dependence on key personnel, operating risks in the entertainment industry that may affect the operations of the Company's tenants, tax risks, interest rates and availability of debt financing, real estate investment risks and other risks and uncertainties. Investors are cautioned not to place undue reliance on such forward-looking statements, and are encouraged to review the risk factors identified in the Company's prospectus dated November 18, 1997 and in the Company's reports filed with the Securities and Exchange Commission.

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